STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) is made as of April 25, 2012, by and among Bosch Equities, L.P. (the “Seller” ) and the purchasers listed on Exhibit A (together, the “Purchasers,” each, a “Purchaser”).

RECITALS

WHEREAS, Seller is the record and beneficial owner of 60,000 shares of common stock, $0.001 par value per share (the “Common Stock”), of Time Essence, Inc., a Nevada corporation (the “Company”); and

WHEREAS, Seller desires to sell all of his shares of Common Stock (the “Shares”), and the Purchasers desire to purchase the Shares, for the consideration set forth below and subject to all of the terms, conditions, promises, representations and warranties set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Sale and the Shares. Subject to the terms and conditions of this Agreement, at the Closing (as hereinafter defined), Seller hereby agrees that it shall sell, assign, transfer, convey and deliver the Shares to the Purchasers for the price (the “Purchase Price”) and in the amounts set forth on Exhibit A.

2. Payment by the Purchasers. Subject to the terms and conditions of this Agreement, at the Closing, each Purchaser hereby agrees to purchase for cash the number of Shares set forth opposite his or her name on Exhibit A from the Seller for the Purchase Price to be paid by such Purchaser as set forth on Exhibit A. At the Closing, each Purchaser shall pay the Purchase Price by wire transfer of immediately available funds to such account as the Seller shall designate in writing.

3. Closing. The Closing of the sale to, and purchase by, the Purchasers of the Shares (the “Closing”) shall occur at the offices of The Crone Law Group, 101 Montgomery St., Suite 2650, San Francisco, California 94104 on the date hereof, or such later date and place as the Seller and the Purchasers may agree (the “Closing Date”). At the Closing, the Seller shall deliver to each Purchaser a certificate(s) representing the Shares purchased against the purchase price therefor.

4. Representations & Warranties of Seller. Seller hereby, represents and warrants to Purchasers as of the date hereof and as of the Closing Date, that:

(a) Seller has all necessary power and authority under all applicable provisions of applicable law to execute and deliver this Agreement and to carry out the provisions hereof. All action on Seller’s part required for the lawful execution and delivery of this Agreement has been taken as of the date hereof.

(b) This Agreement has been duly and validly executed and delivered by Seller, and constitutes the valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and/or (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

(c) The execution, delivery and performance of this Agreement by Seller will not: (i) contravene any law, rule or regulation of any state or of the United States, or any order, writ, judgment, injunction, decree, determination or award, or cause the suspension or revocation of any authorization, consent, approval or license, presently in effect that affects or binds Seller; or (ii) conflict with or result in a material breach of or default under any indenture or loan or credit agreement or any other agreement or instrument to which Seller is a party or by which Seller or its properties may be affected or bound.

(d) Seller has not relied upon any representation or other information from the Purchasers (whether oral or written) with respect to the Company other than as set forth in this Agreement.

(e) Seller has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of its Shares and has independently and without reliance upon the Purchasers or their agents made its own analysis and decision to sell the Shares.

5. Representations & Warranties or Purchasers. Each Purchaser hereby represents and warrants to the Seller as of the date hereof and as of the Closing Date, that:

(a) Purchaser has all necessary power and authority under all applicable provisions of applicable law to execute and deliver this Agreement and to carry out the provisions hereof. All action on Purchaser’s part required for the lawful execution and delivery of this Agreement has been taken as of the date hereof.

(b) This Agreement has been duly and validly executed and delivered by Purchaser, and constitutes the valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and/or (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

(c) The execution, delivery and performance of this Agreement by Purchaser will not: (i) contravene any law, rule or regulation of any state or of the United States, or any order, writ, judgment, injunction, decree, determination or award, or cause the suspension or revocation of any authorization, consent, approval or license, presently in effect that affects or binds Purchaser; or (ii) conflict with or result in a material breach of or default under any indenture or loan or credit agreement or any other agreement or instrument to which Purchaser is a party or by which Purchaser or its properties may be affected or bound.

(d) The Shares being acquired by Purchaser are being acquired for investment for Purchaser’s own account only, and not with a view to, or for resale in connection with, any “distribution” of such Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(e) Purchaser has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the purchase of the Shares and independently and without reliance upon the Seller or its agents has made its own analysis and decision to purchase the number of Shares set forth next to his or her name on Exhibit A.

1.1           Disclosure of Information. Purchaser has received all the information he or she considers necessary or appropriate for deciding whether to purchase the Shares and that Purchaser has had an opportunity to ask questions and receive answers from the Company and the Seller regarding the terms and conditions of this transaction and the business, properties, prospects and financial condition of the Company.

1.2           Investment Experience. Purchaser understands that the purchase of the Shares involves substantial risk. Purchaser acknowledges that Purchaser can bear the economic risk of his or her investment and has such knowledge and experience in financial or business matters that he or she is capable of evaluating the merits and risks of his or her investment in the Shares.

1.3           Accredited Investor. Purchaser is an “accredited investor” within the meaning of Securities Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect.

1.4           Restricted Securities. Purchaser understands that the Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from an affiliate of the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

1.5           Legends. Purchaser understands that the certificates evidencing the Shares may bear a legend substantially similar to the following:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

6. Miscellaneous.

(a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law.

(b) Entire Agreement; Enforcement of Rights; Amendment. This Agreement, together with any appendices hereto, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by a party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party. No amendment or waiver of this Agreement will be effective with respect to any party unless made in writing and signed by the parties hereto.

(c) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties, and no ambiguity shall be construed in favor of or against any one of the parties.

(d) Counterparts; Originals. This Agreement may be executed in one or more counterparts and by PDF or facsimile, each of which shall be deemed an original and all of which together shall constitute one instrument.

(e) Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

(f) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, nor an acquiescence therein, nor a waiver of or acquiescence in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permission, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

(g) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(h) Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

(i) Successors and Assigns. The terms of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided, however, this Agreement will be assignable by Purchaser only with the prior written consent of Seller.

(j) Survival. Each of the representations and warranties, covenants and agreements, set forth in this Agreement shall survive the Closing under this Agreement.

(k) Word Usage. Unless the context of this Agreement clearly requires otherwise, (a) the masculine, feminine, and neuter genders shall each be deemed to include the others; (b) “shall,” “will,” “must,” or “agrees” are mandatory, and “may” is permissive; (c) “or” is not exclusive; and (d) “includes” and “including” are not limiting.

(l) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby, including, with respect to Seller, execution, acknowledgement and delivery of all further assignments, transfers and any other such instruments of conveyance, upon the reasonable request of the Purchasers, to confirm the sale of the Shares hereunder.

(m) Transaction Expenses. The parties shall be responsible for their own fees and expenses related to the transactions contemplated by this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date first set forth above.

SELLER

BOSCH EQUITIES L.P.

/s/ Keri Bosch
Name: Keri Bosch
Title: President

PURCHASERS

/s/ Yong Xu
Name: Yong Xu

/s/ Yahong Zhao
Name: Yahong Zhao

/s/ Yinghua Zhang
Name: Yinghua Zhang

/s/ Zhenlin Song
Name: Zhenlin Song

/s/ Suhang Jiang
Name: Suhang Jiang

EXHIBIT A

Schedule of Purchasers

Purchaser	Shares	Percentage of Ownership	Purchase Amount ($)
Yong Xu	21,000	35%	4,593.75
Yahong Zhao	27,000	45%	5,906.25
Yinghua Zhang	6,000	10%	1,312.50
Zhenlin Song	3,000	5%	656.25
Suhang Jiang	3,000	5%	656.25
Total	60,000	100.00%	13,125.00